UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of report (Date of earliest event reported): February 29, 2008
APRIA HEALTHCARE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14316 (Commission File Number)	33-0488566 (I.R.S. Employer Identification Number)

26220 Enterprise Court Lake Forest, CA (Address of principal executive offices)	92630 (Zip Code)
Registrant’s telephone number: (949) 639-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.30
EXHIBIT 10.31
EXHIBIT 10.32
EXHIBIT 10.33

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
Grant of Employee Stock Appreciation Rights to Executive Officers.
On February 29, 2008, the Compensation Committee of the registrant’s Board of Directors (the “Compensation Committee”) awarded stock appreciation rights (“SARs”) to the registrant’s executive officers under the registrant’s 2003 Performance Incentive Plan. The respective numbers of SARs awarded to the registrant’s executive officers are as follows.

Name	Title	Number of SARs

Lawrence M. Higby	Chief Executive Officer	131,130

Lawrence A. Mastrovich	President and Chief Operating Officer	71,520

Chris A. Karkenny	Executive Vice President, Chief Financial Officer	63,580

William E. Monast	Executive Vice President, Sales	19,870
Each SAR, subject to vesting and exercise, represents the right of the reporting person to receive shares of the registrant’s common stock equal in value to the amount determined by subtracting the Base Price of the SAR from the per share value of the Common Stock of the registrant as of the date of exercise. The Base Price for each of the SARs granted was $21.71, the closing market price of a share of the registrant’s common stock on the date of grant, February 29, 2008. The SARs generally vest in four approximately equal increments on February 28, 2009, February 28, 2010, February 28, 2011 and February 29, 2012, respectively, subject to the recipient’s continued employment with the registrant through each vesting date. The SARs expire on February 28, 2018. The description of the terms of the SAR grants set forth in this Item 5.02(e) does not purport to be complete and is qualified in its entirety by reference to the actual award agreements.
Grant of Restricted Stock Units to Executive Officers.
On February 29, 2008, the Compensation Committee also awarded restricted stock units (“RSUs”) to the registrant’s executive officers under the registrant’s 2003 Performance Incentive Plan. The respective numbers of RSUs awarded to the registrant’s executive officers are as follows:

Name	Title	Number of RSUs

Lawrence M. Higby	Chief Executive Officer	86,090

Lawrence A. Mastrovich	President and Chief Operating Officer	46,960

Chris A. Karkenny	Executive Vice President, Chief Financial Officer	41,740

William E. Monast	Executive Vice President, Sales	13,040

Upon vesting, each RSU will be paid by issuance to the award recipient of one share of the registrant’s common stock. Subject to the continued employment of the recipient through the vesting date. Vesting will occur as follows:
One-third of the RSUs will vest on December 31, 2010, regardless of performance.
The remaining two-thirds of the RSUs are “Performance-Based RSUs” and will be eligible for vesting only if and to the extent that certain financial performance thresholds relating to the registrant’s achievement of improved financial and operating performance levels during 2008 are met or exceeded.
Performance-Based RSUs which become eligible for vesting based on performance will vest in two equal increments, with the first increment vesting on February 18, 2009, or as soon thereafter as achievement can practicably be determined. The second increment will vest on February 18, 2010. Any Performance-Based RSUs which do not become eligible for vesting on the basis of the performance measures will terminate and never vest.
For purposes of determining eligibility for vesting, 50% of the Performance-Based RSUs is allocated to a net revenue performance measure and 50% is allocated to a return on invested capital performance measure. Each measure has both a threshold and a target. If the target level for a particular category is reached, then all of the Performance-Based RSUs allocated to that category will become eligible for vesting. If only the threshold level is met, then 50% of the Performance-Based RSUs for that category will become eligible for vesting, with linear prorated vesting for results between the threshold and the target.
Because publication of the registrant’s confidential and proprietary financial targets could place the registrant at a competitive disadvantage, the registrant does not disclose the specific target levels set forth in its incentive compensation plans. The description of the terms of the RSU grants set forth in this Item 5.02(e) does not purport to be complete and is qualified in its entirety by reference to the actual award agreements.

2008 Executive Bonus Plan.
On February 29, 2008, the Compensation Committee also adopted the Apria Healthcare Group Inc. 2008 Executive Bonus Plan providing for bonus opportunities pursuant to the registrant’s 2003 Performance Incentive Plan. Each participant in the Bonus Plan has a cash bonus opportunity equal to as much as 150% of his or her annual salary at the rate in effect on January 1, 2008. The amount each participant receives will depend upon the registrant’s achievement of specific financial targets and the participant’s continued employment. The amount received by some plan participants will also depend on the achievement of certain individual performance goals. Up to one-half of the bonus earned by a plan participant shall be paid in common stock of the registrant to the extent that he or she has not achieved the then current level of stock ownership required under the registrant’s Stock Ownership Requirements for Senior Executive Officers. Each of the registrant’s executive officers who will be named in its 2008 proxy statement, Lawrence M. Higby, Lawrence A. Mastrovich, Chris A. Karkenny and William E. Monast, are among the plan participants.
The targets relating to the registrant’s performance consist of three measures of financial performance: net revenue, operating income and free cash flow. For each performance measure there is a minimum performance goal or threshold that must be achieved in order for any bonus to be payable with respect to that performance measure, a target performance goal that must be achieved for the bonus to be paid at the target level of performance and a maximum level with respect to that measure. If the registrant does not meet the threshold level for a particular performance measure, no bonus will be payable with respect to that performance measure.
If the registrant achieves the threshold level for a particular performance measure, 50% of the target bonus allocable to that measure shall be earned by each plan participant. If the registrant meets the target level for a particular measure, 100% of the portion of the participant’s bonus opportunity target that is allocated to that performance measure will be payable. If the participant exceeds the target level for a particular measure by a specified amount, then 150% of the bonus opportunity target that is allocated to that performance measure will be payable. The bonus award shall increase on a directly proportional basis from 50% to up to 150% of the target bonus award for each performance measure, based on the amount, if any, by which the threshold level or target level is exceeded for that performance measure, except that no increase of any plan participant’s bonus opportunity target beyond 100% will be allowed if the net revenue target is not achieved. The bonuses shall be paid as soon as administratively practicable after the registrant’s audited financial statements for 2008 have been prepared. The Compensation Committee will determine whether and the extent to which bonuses are payable pursuant to the Executive Bonus Plan.
Because publication of confidential and proprietary financial targets could place the registrant at a competitive disadvantage, the registrant does not disclose the specific financial performance target levels set forth in its bonus plans. The description of the terms of the 2008 Executive Bonus Plan set forth in this Item 5.02(e) does not purport to be complete and is qualified in its entirety by reference to the actual 2008 Executive Bonus Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.32.

Item 8.01.	Other Events.
Adoption of Forms of Agreement Under the Registrant’s 2003 Performance Incentive Plan
On February 29, 2008, the Compensation Committee also approved the following forms of agreements in connection with awards granted under the 2003 Performance Incentive Plan:
Form of Employee Time-Based Stock Appreciation Rights Award Agreement under the Registrant’s 2003 Performance Incentive Plan. Attached to this Report as Exhibit 10.30
Revised Form of Employee Performance-Based Restricted Stock Unit Award Agreement under the Registrant’s 2003 Performance Incentive Plan. Attached to this Report as Exhibit 10.31
Revised Form of Employee Time-Based Restricted Stock Unit Award Agreement under the Registrant’s 2003 Performance Incentive Plan. Attached to this Report as Exhibit 10.33

Item 9.01.	Financial Statements and Exhibits.
EXHIBIT INDEX

Exhibit No.	Description
10.30 #	Form of Employee Time-Based Stock Appreciation Rights Award Agreement under the Registrant’s 2003 Performance Incentive Plan
10.31#	Revised Form of Employee Performance-Based Restricted Stock Unit Award Agreement under the Registrant’s 2003 Performance Incentive Plan
10.32#	Registrant’s 2008 Executive Bonus Plan
10.33 #	Revised Form of Employee Time-Based Restricted Stock Unit Award Agreement under the Registrant’s 2003 Performance Incentive Plan
#	Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APRIA HEALTHCARE GROUP INC. Registrant
March 6, 2008	/s/ RAOUL SMYTH
Raoul Smyth
Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.30 #	Form of Employee Time-Based Stock Appreciation Rights Award Agreement under the Registrant’s 2003 Performance Incentive Plan
10.31#	Revised Form of Employee Performance-Based Restricted Stock Unit Award Agreement under the Registrant’s 2003 Performance Incentive Plan
10.32#	Registrant’s 2008 Executive Bonus Plan
10.33 #	Revised Form of Employee Time-Based Restricted Stock Unit Award Agreement under the Registrant’s 2003 Performance Incentive Plan
#	Management contract or compensatory plan or arrangement.